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Exhibit 99.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, to the best of their knowledge, that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of ACT Teleconferencing, Inc. for the nine months ended September 30, 2002.

Date: November 14, 2002	/s/ GERALD D. VANEECKHOUT Gerald D. VanEeckhout Chairman and Chief Executive Officer
/s/ GAVIN J. THOMSON Gavin J. Thomson Vice Chairman and Chief Financial Officer

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  Exhibit 99.1
CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002